UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2009

Atlas Pipeline Holdings, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the disposition of the Appalachia Subsidiaries, described below, on June 1, 2009, APL Laurel Mountain, LLC (“APL Sub”), a wholly-owned subsidiary of Atlas Pipeline Partners, L.P. (“APL”), a subsidiary of Atlas Pipeline Holdings, L.P., entered into an Amended and Restated Limited Liability Agreement with Williams Laurel Mountain, LLC (“Williams”) governing the operation of Laurel Mountain Midstream, LLC (“Laurel Mountain”).

In exchange for its contribution of the Appalachia Subsidiaries (as defined below) to Laurel Mountain, APL Sub received (1) $87.8 million in cash (the “Cash Consideration”), (2) a 49% equity interest in Laurel Mountain, which includes preferred distribution rights entitling APL Sub to receive all payments made under a $25.5 million note, issued to Laurel Mountain by Williams and guaranteed by The Williams Companies, Inc., and, subject to the 3-year amortization schedule, to apply such payments to capital contributions required to be made by APL Sub to Laurel Mountain, and (3) an initial capital account balance of $2.2 million. Williams holds a 51% interest in Laurel Mountain and is its operating member, responsible for day-to-day management. Except as delegated to the operating member, the business of Laurel Mountain will be managed by a management committee, composed of one member appointed by each of APL Sub and Laurel Mountain.

The management committee will approve all capital growth projects and calls for capital contributions to fund such projects in proportion to the members’ respective percentage interest in Laurel Mountain. If the management committee does not approve a call for capital contributions with respect to a capital growth project, the member whose representative voted in favor of the project (the “Pursuing Member”) may cause Laurel Mountain to pursue such project by funding 100% of the necessary capital contributions, provided that the project is reasonably expected to provide Laurel Mountain with a rate of return of at least 10%. If the Pursuing Member elects to cause Laurel Mountain to pursue a capital growth project, until June 1, 2012 the non-pursuing member may elect to make a delayed capital contribution not later than one year after the initial project funding date.

Also on June 1, 2009, APL Sub and Atlas Pipeline Operating Partnership, L.P., APL’s Sub’s parent (“OLP”), entered into an option agreement with Atlas Energy Resources, LLC (“ATN”) pursuant to which:

•

If APL Sub determines not to make a capital contribution to Laurel Mountain in connection with the capital growth project, it shall, so long as permitted by APL’s term loan and revolving credit facility and bond indentures, give ATN the option of making an investment in APL Sub sufficient to fund the capital contribution to Laurel Mountain.

•

If APL Sub desires to transfer all or a portion of its interest in Laurel Mountain, ATN will have a right of first refusal to acquire such interest, for the same purchase price proposed by the prospective purchaser.

The foregoing description of the Laurel Mountain LLC Agreement and the ATN Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Laurel Mountain LLC Agreement and the ATN Option Agreement, which are attached as exhibits and incorporated into this report by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the disposition of the Appalachia Subsidiaries, described below, on June 1, 2009, Laurel Mountain entered into natural gas gathering agreements with ATN and Atlas Energy Operating Company, LLC, Atlas America, LLC, Atlas Noble, LLC, Resource Energy, LLC and Viking Resources, LLC

(collectively, the “Atlas entities”) which superseded the master natural gas gathering agreement and omnibus agreement, both dated February 2, 2000, between APL and the Atlas entities: a (1) a Gas Gathering Agreement for Natural Gas on the Legacy Appalachian System with respect to the existing gathering systems and expansions to it (the “Legacy Agreement”) and (2) a Gas Gathering Agreement for Natural Gas on the Expansion Gathering System with respect to other gathering systems constructed within the specified area of mutual interest (the “Expansion Agreement” and, collectively with the Legacy Agreement, the “Gathering Agreements”). Under the Gathering Agreements, the Atlas entities and their affiliates will dedicate their natural gas production in the Appalachian Basin to Laurel Mountain for transportation to interstate pipeline systems, local distribution companies, and/or end users in the area, subject to certain exceptions. In return, Laurel Mountain is required to accept and transport the Atlas entities’ dedicated natural gas in the Appalachian Basin subject to certain conditions.

Under the Gathering Agreements, the Atlas entities will be required to pay a gathering fee to Laurel Mountain that is the generally the same as the gathering fee required under the Terminated Agreements, except that a lower fee applies with respect to specific wells subject to existing contracts calling for lower minimum gathering fees and if Laurel Mountain fails to perform specified obligations. In addition, if an ATN investment partnership pays a lesser competitive gathering fee for the natural gas it transports using Laurel Mountain’s gathering system, which currently is 13% of the gross sales price, then the Atlas entities, and not the partnership, will have to pay the difference to Laurel Mountain. Unlike the Terminated Agreements, Atlas America, Inc. will not assume or guarantee the Atlas entities’ obligation to pay the required gathering fees to Laurel Mountain.

The provisions in the Gathering Agreements regarding the allocation of responsibility for constructing additional flowline are substantially the same as the provisions in the Terminated Agreements. To the extent that the Atlas entities and their affiliates own wells or propose wells that are within 2,500 feet of Laurel Mountain’s gathering system, they must at their own cost construct up to 2,500 feet of flowline as necessary to connect their wells to the gathering system. For wells more than 2,500 feet from Laurel Mountain’s gathering system, if the Atlas entities construct a flow line to within 1,000 feet of Laurel Mountain’s gathering system, then Laurel Mountain must, at its own cost, extend its gathering system to connect to such flowline.

The Gathering Agreements remain in effect so long as gas from the Atlas entities’ wells is produced in economic quantities without lapse of more than 90 days.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 1, 2009, APL Sub completed the sale to Laurel Mountain of the equity interests in APL’s Appalachia Basin operating subsidiaries, Atlas Pipeline Pennsylvania, LLC, Atlas Pipeline Ohio, LLC and Atlas Pipeline New York, LLC (the “Appalachia Subsidiaries”). The consideration received by APL Sub is described in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information. Pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1.

(d) Exhibits.

10.1	ATN Option Agreement dated as of June 1, 2009

10.2	Amended and Restated Limited Liability Company Agreement of Laurel Mountain Midstream, LLC dated as of June 1, 2009

99.1	Pro forma financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 5, 2009	ATLAS PIPELINE HOLDINGS, L.P.

	By:	Atlas Pipeline Holdings GP, LLC, its general partner

	By:	/s/ Matthew A. Jones
	Name:	Matthew A. Jones
	Its:	Chief Financial Officer

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